UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2013, the Board of Directors of American Water Works Company, Inc. (the “Company”) approved a succession plan for the President and Chief Executive Officer of the Company. Under this plan, effective at the time of the Company’s 2014 Annual Meeting of Stockholders, Jeffry E. Sterba will be succeeded as President and Chief Executive Officer of the Company by Susan N. Story, currently the Senior Vice President and Chief Financial Officer of the Company. In connection with the succession plan, the Company and Mr. Sterba entered into a letter agreement dated December 12, 2013 (the “Amendatory Letter”), amending the Company’s March 26, 2012 employment letter agreement with Mr. Sterba (the “2012 Agreement”). The Amendatory Letter includes the following terms:

•	Mr. Sterba will continue as the President and Chief Executive Officer and as a director of the Company until the Annual Meeting of Stockholders of the Company, currently scheduled for May 9, 2014.

•	After the Annual Meeting, Mr. Sterba will continue as an employee (but not as a director) of the Company until January 1, 2015, serving as an advisor to Ms. Story.

•	Mr. Sterba will continue to receive his current base salary through May 31, 2014. For the remaining seven months of 2014, he will receive a base salary at the rate of $20,000 per month.

•	Mr. Sterba will continue to participate in the Company’s Annual Incentive Plan (“AIP”) with his target award for 2014 based upon the actual salary paid to him during 2014.

•	Mr. Sterba will continue to participate in the Company’s Long Term Incentive Plan (“LTIP”) with his target award for 2014 based upon his base salary in effect in February 2014, when such award is made.

•	Mr. Sterba’s restricted stock unit grants under the LTIP for 2013 and 2014 are or will be subject to the following vesting terms:

•	Grants made in 2013 will vest in two equal installments on January 1, 2014 and 2015.

•	Grants made in 2014 will fully vest on January 1, 2015.

•	Mr. Sterba will not be entitled to any payments under the Company’s severance policy upon the termination of his employment as of January 1, 2015.

•	Effective January 1, 2015 and as soon thereafter as administratively practicable, the Company will fully vest employer defined contributions credited to Mr. Sterba’s account under the Company’s Nonqualified Savings and Deferred Compensation Plan for each of the 2011-2014 plan years (equal to 5.25% of the sum of his base salary in excess of the dollar limitation under Section 401(a)(17) of the Internal Revenue Code and his AIP award).

The foregoing summary is qualified in all respects by the actual terms of the Amendatory Letter, a copy of which is filed as Exhibit 99.1 hereto.

Ms. Story, age 53, has been Senior Vice President and Chief Financial Officer of the Company since April 2013. Previously, she was employed for over 30 years by Southern Company, which owns and operates electric utilities in four states, and also is engaged in electric wholesale generation and telecommunications, including both wireless and wireline, fiber optic communications. Ms. Story was an executive officer of Southern Company from 2003 until she joined the Company. In addition, from January 2011 until she joined the Company, she served as the President and Chief Executive Officer of Southern Company Services, which provides shared services for all of Southern Company’s subsidiaries, including information technology and cyber security efforts, human resources, procurement and supply chain management, marketing services, customer research and system transportation functions. From 2003 to December 2010, she was the President and Chief Executive Officer of Gulf Power Company, an electric utility serving the northwestern portion of Florida.

Item 9.01	Exhibits.

Exhibit No.	Description

99.1	Letter Agreement, dated December 12, 2013, between the Company and Jeffry E. Sterba, amending Mr. Sterba’s Employment Letter Agreement dated March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2013	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer, General Counsel and Secretary